UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
September 5, 2017
Date of Report
(Date of earliest event reported)

BLUCORA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
6333 State Hwy 161, 6th Floor
Irving, Texas 75038
(Address of principal executive offices)
(972) 870-6000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

On September 5, 2017, Blucora, Inc. (the “Company”) entered into an amendment (the “Amendment”) to its employment agreement with John S. Clendening, who serves as the Company's Chief Executive Officer and President. The Amendment extends the term of Mr. Clendening’s employment agreement so that it will continue in effect until April 3, 2021 and will automatically renew for successive one-year terms thereafter.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as an Exhibit to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits
See exhibits listed under the Exhibit Index below.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BLUCORA, INC.

September 5, 2017	By	/s/ Ann J. Bruder
Ann J. Bruder
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit No	Description
10.1	First Amendment to Employment Agreement dated September 5, 2017 between Blucora, Inc. and John S. Clendening